Richard J. Leedy
44 West 300 South, Suite 703
Salt Lake City, Utah 84101
Telephone: (801) 359-1767
Attorney for Plaintiff

              THIRD DISTRICT COURT, STATE OF UTAH

          SALT LAKE CITY DEPARTMENT, SALT LAKE COUNTY


MEDISYS TECHNOLOGIES, INC.              INJUNCTION AND ORDER

          Plaintiff,

vs.

INTERSTATE TRANSFER CO.,                Case No.  000904474

          Defendant.                    Judge   Nehring


          Based upon Plaintiff's Verified Complaint, Defendant's Answer, Plaintiff's Motion for Judgment on the Pleadings, and Defendants's consent to the entry of this Order and this Courts finding that irreparable harm may occur in the absence of an injunction in the form of dilution of equity incalculable of specific computation caused by the Plaintiff being required to honor the validity of invalidly issued shares, if such were to be acquired by a bona tide purchaser for value, and based thereon,

          It is hereby ORDERED that Defendant Interstate Transfer Co. is enjoined from transferring shares of stock in the Medisys Technologies, Inc. certificates numbered 2986, 3366, 3364, 2984 and all certificates issued after this certificate, #2985, 3462, 3365, 3744, 3746, 3747, 3748, 3749.

          This injunction shall remain in effect until further order of this Court or some other court of competent jurisdiction


          Based on this Court's further finding that the shares for which transfer is being enjoined are restricted and the certificates representing the shares bear a restrictive legend leaving little likelihood that a bona fide purchaser may acquire the shares, and on the further holding of this Court that this injunction and these findings are not res adjudicata to the holder of shares, a minimum bond should be required and based thereon,

          It is further ORDERED that this Order shall become effective on the posting of a bond in the amount of $ 5,000.

          Dated this 28 day of June, 2000.

                                   BY THE COURT


                                   ____________________________________
                                   District Judge












                                2